Exhibit 99
FORM 4 JOINT FILER INFORMATION

Name of “Reporting Persons”:	Institutional Venture Partners VIII, L.P. (“IVP VIII”)
IVM Investment Fund VIII, LLC (“IVM IF VIII”)
IVM Investment Fund VIII-A, LLC (“IVM IF VIII-A”)
Institutional Venture Management VIII, LLC (“IVM VIII”)

Address:	c/o Redpoint / IVP
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, California 94025

Designated Filer:	Institutional Venture Partners VIII, L.P.

Issuer and Ticker Symbol:	@ROAD, INC. (ARDI)

Date of Event:	February 16, 2007
Each of the following is a Joint Filer with IVP VIII and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:
IVM VIII serves as general partner of IVP VIII and also serves as manager of IVM IF VIII and IVM IF VIII-A. IVM VIII has sole voting and investment control over the respective shares owned by IVP VIII, IVM IF VIII and IVM IF VIII-A. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated Institutional Venture Partners VIII, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed Institutional Venture Management VIII, LLC as its attorney-in-fact for the purpose of making reports relating to transactions in @ROAD, INC. Common Stock.

Institutional Venture Partners VIII, L.P.
By:	Institutional Venture Management VIII, LLC
Its:	General Partner

By:	/s/ T. Peter Thomas	Date: 02/20/2007

T. Peter Thomas
Title: Managing Director

IVM Investment Fund VIII, LLC
By:	Institutional Venture Management VIII, LLC
Its:	Manager

By:	/s/ T. Peter Thomas	Date: 02/20/2007

T. Peter Thomas
Title: Managing Director

IVM Investment Fund VIII-A, LLC
By:	Institutional Venture Management VIII, LLC
Its:	Manager

By:	/s/ T. Peter Thomas	Date: 02/20/2007

T. Peter Thomas
Title: Managing Director